     As filed with the Securities and Exchange Commission on July 23, 1996

                                      REGISTRATION STATEMENT NO. 333-
===========================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------


                                  ANSYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                          04-3219960
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               201 JOHNSON ROAD
                       HOUSTON, PENNSYLVANIA 15342-1300
                                (412) 746-3304
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1996 STOCK OPTION AND GRANT PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)
                            ------------------------

                                 PETER J. SMITH
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ANSYS, INC.
                                201 JOHNSON ROAD
                        HOUSTON, PENNSYLVANIA 15342-1300
                                 (412) 746-3304
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------


                                 With copy to:
                             JOHN R. LECLAIRE, P.C.
                           JEFFREY D. PLUNKETT, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000



                        CALCULATION OF REGISTRATION FEE

 Title of Securities Being   Amounts to    Proposed     Proposed     Amount of
 Registered                      be        Maximum      Maximum     Registration Fee
                             Registered    Offering    Aggregate
                                 (1)      Price Per     Offering
                                            Share        Price

Common Stock, par value      2,460,000      $11.4375   $28,136,250        $9,703
 $.01 per share              shares (2)          (3)
================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of ANSYS, Inc. Common Stock as may be required pursuant to the 1996 Stock Option and Grant Plan and Employee Stock Purchase Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plans or other similar event.

(2) Includes 2,250,000 shares and 210,000 shares to be offered pursuant to the 1996 Stock Option and Grant Plan and the Employee Stock Purchase Plan, respectively.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on July 16, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1. Plan Information.*
        ----------------

Item 2. Registrant Information and Employee Plan Annual Information.*
        -----------------------------------------------------------


    * Information required by Part I to be contained in the Section 10(a) Prospectuses is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

    ANSYS, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

    (a) the Registrant's Prospectus dated June 20, 1996 as filed with the Securities and Exchange Commission on June 20, 1996 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

    (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 20, 1996; and

    (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated June 12, 1996 as filed with the Securities and Exchange Commission on June 12, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.
        -------------------------

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

    In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

    The Registrant has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of its By-laws and requiring the advancement of expenses in proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

    The Investment and Stockholders' Agreement dated as of February 7, 1994 by and among SAS Acquisition Corp., SAS Software, Inc., Dr. John A. Swanson, the TA Investors (as defined therein) and Marcia S. Morton, as amended, provides for indemnification by the Registrant of certain of its stockholders and the controlling persons of such stockholders against claims and liabilities, including claims and liabilities arising under the securities laws, subject to certain limitations.

    Under Section 8 of the Underwriting Agreement filed as Exhibit 1.1 to the Prospectus, the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act of 1993 against certain liabilities.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

    Not Applicable.


Item 8. Exhibits.
        --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
- --------
     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
    23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
    23.2  Consent of Coopers & Lybrand L.L.P.
    24.1 Powers of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration
               Statement:

                              (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any acts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
               Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                         (2) That, for the purpose of determining any liability
               under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                         (3) To remove from registration by means of a post-
               effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ANSYS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Pennsylvania on this 23rd day of July, 1996.

                              ANSYS, INC.


                              By:   /s/ Peter J. Smith
                                   -------------------------------
                                         Peter J. Smith
                             President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Peter J. Smith and John M. Sherbin II such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE              TITLE                      DATE
          ---------              -----                      ----

/s/ Peter J. Smith          Chairman, Chief Executive Officer             July 23, 1996
- --------------------------  and Director (Principal Executive Officer)
      PETER J. SMITH

/s/ John M. Sherbin II      Chief Financial Officer (Principal Financial  July 23, 1996
- --------------------------  Officer and Principal Accounting Officer)
 JOHN M. SHERBIN II

/s/ Dr. John A. Swanson     Chief Technologist and Director               July 23, 1996
- --------------------------
 DR. JOHN A. SWANSON

/s/ Jacqueline C. Morby     Director                                      July 23, 1996
- --------------------------
 JACQUELINE C. MORBY

/s/ Roger B. Kafker         Director                                      July 23, 1996
- --------------------------
 ROGER B. KAFKER

/s/ Gary B. Eichhorn        Director                                      July 23, 1996
- --------------------------
 GARY B. EICHHORN

/s/ John F. Smith           Director                                      July 23, 1996
- --------------------------
 JOHN F. SMITH

/s/ Roger J. Heinen, Jr.    Director                                      July 23, 1996
- --------------------------
 ROGER J. HEINEN, JR.

                                 EXHIBIT INDEX


Exhibit No.                  Description                               Page No.
- -----------                  -----------                               --------


 5.1                         Opinion of Goodwin, Procter & Hoar LLP        7
                             as to the legality of the securities
                             being registered


23.1                         Consent of Goodwin, Procter & Hoar LLP        7
                             (included in Exhibit 5.1)


23.2                         Consent of Coopers & Lybrand L.L.P.           8


24.1                         Powers of Attorney (included on             S-1
                             signature pages to this Registration
                             Statement)



                                       6